UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2022

MAXAR TECHNOLOGIES INC.

Exact name of Registrant( as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado		80234
(Address of principal executive offices)		(Zip Code)

303-684-7660
(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, per value $0.0001 per share	MAXR	New York Stock Exchange Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On November 9, 2022, Maxar Technologies Inc., through its subsidiary Maxar Space LLC (collectively, the “Company”), notified EchoStar XXIV L.L.C., a subsidiary of EchoStar Corporation (collectively, “EchoStar”), that the expected shipment of the JUPITER 3 satellite (“JUPITER 3”) had moved to April 27, 2023. Prior to the November 9, 2022 notification of the schedule change, the prior schedule communicated to EchoStar was an expected shipment date of March 26, 2023. JUPITER 3 was originally scheduled for shipment to EchoStar on January 19, 2021, under the terms of a $445 million contract between Maxar Space LLC and EchoStar, dated April 19, 2017 and amended October 1, 2018 (the “Contract”). JUPITER 3 is an Ultra High-Density Satellite expected to be the world’s largest commercial communications satellite when it launches, which contains significant technical innovations.

As a result of the additional delay of approximately one month, EchoStar stated its intent to immediately terminate the Contract for default and claim a return of all monies paid to Maxar. To avoid this outcome, the two companies entered into an amendment to the Contract on November 16, 2022. Under the terms of the amendment, Maxar has agreed to payment of fixed damages in the form of (i) the forgiveness of all remaining milestone amounts owed by EchoStar to the Company related to JUPITER 3, the aggregate total of which equal approximately $14 million, and (ii) the forgiveness of all orbital incentive payments, with a current carrying value of $43 million, which were payable by EchoStar with 6% interest over 15 years following launch and in-orbit service of JUPITER 3. The orbital incentive payments were conditioned on the in-orbit performance of the satellite.

The net present value of the foregone amounts owed to the Company, which include both the pre-launch payments and the orbital incentive payments, is approximately $50 to $55 million at discount rates of 10% to 8%, respectively.

The Company has also agreed to the payment of contingent additional liquidated damages if the delivery of JUPITER 3 extends beyond June 2023. The contingent additional liquidated damages are $8 million per month beginning in July 2023 and grow to $10 million per month beginning in October 2023 and thereafter. In return, EchoStar has agreed to eliminate its right to terminate the Contract for default for late delivery until January 1, 2024.

In addition, the Company has agreed to enter into a commercial agreement (the “Commercial Agreement”) whereby the Company will purchase certain goods and/or services from EchoStar in 2023 with the scope of such goods and/or services to be determined, but with a minimum value of $30 million. The Company expects that the total value of the goods and services purchased to be between $30 and $40 million in 2023.

The Company believes that the risk of delivery after June 2023 and the incurrence of additional liquidated damages is low. Prior delays in the JUPITER 3 program have been primarily caused by key subcontractor delays, challenging developmental work well beyond that of other geostationary commercial satellites manufactured by the Company, and the effects of the COVID-19 pandemic on the Company’s workforce and supply chain. The JUPITER 3 satellite has been assembled and successfully completed Thermal Vacuum Environmental testing. All major feed assemblies have been integrated and the satellite is in final mechanical alignments and integration of waveguide and reflectors. Remaining work consists of launch dynamics test (vibration test), final spacecraft performance tests and shipment to the launch base. Using cost as the basis of measurement, the program is 96% complete.

In connection with the amendment to the Contract, the Company expects to record a non-cash charge reflected as a reduction in revenue in the fourth quarter of 2022 in an amount estimated to be approximately $65 million, substantially representing the carrying value of the remaining payments foregone by the Company and other costs to be incurred prior to the expected delivery of JUPITER 3 in the second quarter of 2023. This non-cash charge and purchases under the Commercial Agreement were not reflected in the Company’s previously reported financial outlook for 2022 or 2023. The Company expects that prior guidance will be impacted as follows: (i) there will be no change to 2022 free cash flow guidance; (ii) there will be a $65 million reduction in revenue and Adjusted EBITDA in 2022; (iii) there will be an approximately $20 million reduction in free cash flow in 2023 related primarily to the foregone payments from EchoStar; and (iv) there will be up to an estimated $30 to $40 million reduction in free cash flow in 2023 attributable to the purchase of goods and/or services under the Commercial Agreement. The accounting and financial impact of purchases under the Commercial Agreement will depend on the final terms of the agreement and the goods and/or services to be purchased by the Company. The Company currently expects that purchases under the Commercial Agreement will be classified as either capital expenditures or operating expenses in 2023. If the Company does not find adequate value in the goods and/or services that are available from EchoStar, then the Company would allocate the charge to the fourth quarter of 2022, increasing the impact to 2022 Adjusted EBITDA by up to $30 million.

Non-cash charges, and extraordinary, non-recurring and unusual items, as defined, are excluded from the Company’s results in the calculations of leverage under the Company’s credit facility. This non-cash charge and the Commercial Agreement do not materially affect the Company’s liquidity, covenant calculations or resulting cushion in its Credit Facility. The Company continues to maintain more than adequate liquidity, which equaled $379 million as of September 30, 2022 and is expected to grow through positive free cash flow in the fourth quarter of this year and in 2023. The Company continues to expect free cash flow to be used to retire debt consistent with its expressed financial strategy.

The Company has built and delivered over 300 spacecraft, including the successful delivery of 20 spacecraft over the last five years with a value of $2.9 billion. The Company currently has 95 geostationary communications customer spacecraft in service. The Company looks forward to the successful delivery of JUPITER 3 in the second quarter of 2023.

The information contained in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 22, 2022	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary